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                                                                    EXHIBIT 10.1

                            AMENDMENT NUMBER ONE TO
                          LOAN AND SECURITY AGREEMENT

     THIS AMENDMENT NUMBER ONE TO LOAN AND SECURITY AGREEMENT (this "Amendment"), is entered into as of November 1, 1999, between FOOTHILL CAPITAL CORPORATION, a California corporation ("Lender"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, and IMAGE ENTERTAINMENT, INC., a California corporation ("Borrower"), with its chief executive office located at 9333 Oso Avenue, Chatsworth, California 91311.

This Amendment is entered into with reference to the following facts:

     A. Lender and Borrower heretofore entered into that certain Loan and Security Agreement, dated as of December 28, 1998 (as amended, restated or otherwise modified from time to time, the "Agreement");

     B. Borrower has requested that Lender amend the Agreement as set forth in this Amendment, to increase the Maximum Revolving Amount (as defined in the Agreement) from $12,000,000 to $15,000,000, and to increase the Inventory sub-line amount from $4,000,000 to $5,000,000;

     C. Lender is willing to so amend the Agreement in accordance with the terms and conditions hereof; and

     D. All capitalized terms used herein and not defined herein shall have the same meanings ascribed to them in the Agreement, as amended hereby.

     NOW, THEREFORE, in consideration of the above recitals and the mutual promises contained herein, Lender and Borrower hereby agree as follows:

     1.  Amendments to the Agreement.
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         (a)  The definition of "Maximum Revolving Credit Amount" set forth in
Section 1.1 of the Agreement is hereby amended and restated in its entirety to
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read as follows:

              "Maximum Revolving Credit Amount" means Fifteen Million Dollars
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($15,000,000).

         (b)  Clause (i)(w) of the definition of "Borrowing Base" set forth in
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Section 2.1(a) of the Agreement hereby is amended and restated in its entirety
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to read as follows:

              (w) (I) for any sale of determination on or before December 31, 1999, an amount equal to Borrower's collections with respect to Accounts for the immediately preceding 90 day period; and (II) for any date of determination on or after January 1, 2000, an amount equal to Borrower's collections with respect to Accounts for the immediately preceding 60 day period; plus
                                  ----

          (c)  Clause (ii)(z) of the definition of "Borrowing Base" set forth in
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Section 2.1(a) of the Agreement hereby is amended and restated in its entirety
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to read as follows:

               (z)  Five Million Dollars ($5,000,000).

     2.   Representations and Warranties.  Borrower hereby represents and
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warrants to Lender that (a) the execution, delivery, and performance of this
Amendment and of the Agreement, as amended by this Amendment,

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are within its corporate powers, have been duly authorized by all necessary corporate action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of its charter or bylaws, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected, and (b) this Amendment and the Agreement, as amended by this Amendment, constitute Borrower's legal, valid, and binding obligation, enforceable against Borrower in accordance with its terms.

     3.   Conditions Precedent to Amendment.  The satisfaction of each of the
          ---------------------------------
following, on or before October 29, 1999, shall constitute conditions precedent to the effectiveness of this Amendment:

          (a) The representations and warranties in this Amendment, the Agreement as amended by this Amendment, and the other Loan Documents shall be true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date);

          (b) No Event of Default or event which with the giving of notice or passage of time would constitute an Event of Default shall have occurred and be continuing on the date hereof, nor shall result from the consummation of the transactions contemplated herein;

          (c) No injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the consummation of the transactions contemplated herein shall have been issued and remain in force by any governmental authority against Borrower or Lender;

          (d) All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to Agent and its counsel; and

          (e) Lender shall have received an amendment fee of $15,000, which fee shall be charged directly to Borrower's Loan Account.

     4.   Miscellaneous.
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          (a)  Upon the effectiveness of this Amendment, each reference in the
Agreement to "this Agreement," "hereunder," "herein," "hereof" or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.

          (b) Upon the effectiveness of this Amendment, each reference in the Loan Documents to the "Loan Agreement," "thereunder," "therein," "thereof" or words of like import referring to the Agreement shall mean and refer to the Agreement as amended by this Amendment.

          (c) This Amendment shall be governed by and construed in accordance with the laws of the State of California.

          (d) This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile also shall deliver a manually executed counterpart of this Amendment but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                         IMAGE ENTERTAINMENT, INC.
                         a California corporation

                         By: /s/ JEFF M. FRAMER
                         Name: Jeff M. Framer
                         Title: Chief Financial Officer

                         FOOTHILL CAPITAL CORPORATION
                         a California corporation

                         By: /s/ SHERI FENEBOCK
                         Name: Sheri Fenenbock
                         Title: Vice President

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